EXHIBIT 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP ANNOUNCES APPOINTMENT OF JOSEPH L. BILLHIMER AS PERMANENT PRESIDENT AND CHIEF OPERATING OFFICER

CHESTER, WV — September 9, 2013 — MTR Gaming Group, Inc. (NasdaqGS: MNTG) today announced the appointment of Joseph L. Billhimer as permanent President and Chief Operating Officer of MTR Gaming Group Inc., effective immediately.

“Joe has been a major part of MTR Gaming’s improved performance over the past few years and as President and COO, we expect he will continue to provide significant contributions to the company going forward,” said Steven M. Billick, Chairman of the Board of MTR Gaming Group, Inc.

Mr. Billhimer has 30 years of experience working in the gaming industry, having joined MTR Gaming in April 2011.  Prior to joining MTR Gaming, he was the Founder and a Principal of Foundation Gaming Group, an advisory and management services firm for the gaming industry.  Before Foundation Gaming Group, Mr. Billhimer was President and CEO of Premier Entertainment LLC, the developer and parent of the Hard Rock Hotel and Casino in Biloxi, Mississippi, from 2003 to 2008.  While at Premier Entertainment, he was named Casino Journal’s Casino Executive of the Year in 2007 for his efforts in re-developing the Hard Rock Hotel and Casino after being destroyed by Hurricane Katrina.  Prior to Premier Entertainment, Mr. Billhimer spent three years as President and General Manager of Caesars Entertainment’s Grand Casino Resort in Gulfport, MS, and prior to that experience, eight years with Pinnacle Entertainment where he was Executive Vice President and General Manager of Casino Magic in Bay St. Louis, MS.

About MTR Gaming Group

MTR Gaming Group, Inc. is a hospitality and gaming company that through subsidiaries owns and operates Mountaineer Casino, Racetrack & Resort in Chester, West Virginia; Presque Isle Downs & Casino in Erie, Pennsylvania; and Scioto Downs in Columbus, Ohio. For more information, please visit www.mtrgaming.com.

Forward-Looking Statements

Except for historical information, this press release contains forward-looking statements concerning, among other things the prospects for improving the results of our operations at Mountaineer, Presque Isle Downs and Scioto Downs, including the successful operation of video lottery terminals at Scioto Downs. Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties include, but are not limited to, the impact of new competition for Mountaineer, Presque Isle Downs and Scioto Downs (including casino gaming and video lottery terminals in Ohio), the successful integration and operation of video lottery terminals at Scioto Downs, the effectiveness of our marketing programs, the enactment of future gaming legislation in the jurisdictions in which we operate, changes in, or failure to comply with, laws, regulations or the conditions of our gaming licenses, accounting standards or environmental laws, including adverse changes in the gaming tax rates that the Company currently pays in its various jurisdictions, general economic conditions, disruption (occasioned by weather conditions or work stoppages) of our operations, our ability to maintain or improve our operating margins, our continued suitability to hold and obtain renewals of our gaming and racing licenses, our ability to fulfill our obligations and comply with the covenants associated with our various debt instruments and/or our ability to obtain additional debt and/or equity financing, if and when needed, and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements, except as may be required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

For Additional Information, Please Contact:

MTR Gaming Group, Inc.

www.mtrgaming.com

John W. Bittner, Jr.

Executive Vice President and Chief Financial Officer

(724) 933-8122

Jbittner@mtrgaming.com